Exhibit 4.5

                          SPINNER NETWORKS INCORPORATED
                                 1997 STOCK PLAN

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  ESTABLISHMENT AND PURPOSE.........................................1

SECTION 2.  ADMINISTRATION....................................................1
   (a) Committees of the Board of Directors...................................1
   (b) Authority of the Board of Directors....................................1

SECTION 3.  ELIGIBILITY.......................................................1
   (a) General Rule...........................................................1
   (b) Ten-Percent Shareholders...............................................1

SECTION 4.  STOCK SUBJECT TO PLAN.............................................1
   (a) Basic Limitation.......................................................1
   (b) Additional Shares......................................................2

SECTION 5.  TERMS AND CONDITIONS OF AWARDS OR SALES...........................2
   (a) Stock Purchase Agreement...............................................2
   (b) Duration of Offers and Nontransferability of Rights....................2
   (c) Purchase Price.........................................................2
   (d) Withholding Taxes......................................................2
   (e) Restrictions on Transfer of Shares and Minimum Vesting.................2
   (f) Accelerated Vesting....................................................2

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS...................................3
   (a) Stock Option Agreement.................................................3
   (b) Number of Shares.......................................................3
   (c) Exercise Price.........................................................3
   (d) Withholding Taxes......................................................3
   (e) Exercisability.........................................................3
   (f) Accelerated Exercisability.............................................3
   (g) Basic Term.............................................................4
   (h) Nontransferability.....................................................4
   (i) Termination of Service (Except by Death)...............................4
   (j) Leaves of Absence......................................................4
   (k) Death of Optionee......................................................4
   (l) No Rights as a Shareholder.............................................4
   (m) Modification, Extension and Assumption of Options......................5
   (n) Restrictions on Transfer of Shares and Minimum Vesting.................5
   (o) Accelerated Vesting....................................................5

SECTION 7.  PAYMENT FOR SHARES................................................5
   (a) General Rule...........................................................5
   (b) Surrender of Stock.....................................................5
   (c) Services Rendered......................................................5
   (d) Promissory Note........................................................5
   (e) Exercise/Sale..........................................................5
   (f) Exercise/Pledge........................................................6

SECTION 8.  ADJUSTMENT OF SHARES..............................................6
   (a) General................................................................6
   (b) Mergers and Consolidations.............................................6
   (c) Reservation of Rights..................................................6

SECTION 9.  SECURITIES LAW REQUIREMENTS.......................................6
   (a) General................................................................6
   (b) Financial Reports......................................................6

SECTION 10.  NO RETENTION RIGHTS..............................................7

SECTION 11.  DURATION AND AMENDMENTS..........................................7
   (a) Term of the Plan.......................................................7
   (b) Right to Amend or Terminate the Plan...................................7
   (c) Effect of Amendment or Termination.....................................7

SECTION 12.  DEFINITIONS......................................................7

                          SPINNER NETWORKS INCORPORATED
                                 1997 STOCK PLAN


SECTION 1.  ESTABLISHMENT AND PURPOSE.

         The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

         Capitalized terms are defined in Section 12.

SECTION 2.  ADMINISTRATION.

         (a)......Committees  of  the  Board  of  Directors.  The  Plan  may  be
administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

         (b)......Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.  ELIGIBILITY.

         (a)......General   Rule.   Only   Employees,   Outside   Directors  and
Consultants shall be eligible for the grant of Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

         (b)......Ten-Percent Shareholders. An individual who owns more than 10%
of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and
(iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection
(b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.  STOCK SUBJECT TO PLAN.

         (a)......Basic  Limitation.  The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 2,650,000 (1) Shares, subject to adjustment pursuant to
Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (b)......Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 2,650,000 Shares (subject to adjustment pursuant to Section 8).


--------
1/ Reflects (i) initial allocation of 612,000 shares on January 15, 1997; (ii) 943,000 share increase approved by the Board of Directors on January 13, 1998;
(iii) 320,000 share increase approved by the Board of Directors on March 31, 1998; (iv) 375,000 share increase approved by the Board of Directors on August 24, 1998; (v) 400,000 share increase approved by the Board of Directors on December 4, 1998.

SECTION 5.  TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a)......Stock  Purchase Agreement.  Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

         (b)......Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

         (c)......Purchase  Price.  The  Purchase  Price of Shares to be offered under the Plan shall not be less than 85% of the Fair Market Value of such Shares, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

         (d)......Withholding  Taxes.  As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

         (e)......Restrictions  on Transfer of Shares and Minimum  Vesting.  Any
Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Any right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall lapse at least as rapidly as the following schedule if the Purchaser is not an officer of the Company, an Outside Director or a Consultant:

        Anniversary of Date           Percentage of
          of Sale or Award            Shares Vested
          ----------------            -------------
            First                            20%
            Second                           40%
            Third                            60%
            Fourth                           80%
            Fifth                            100%

Any such repurchase right may be exercised only within 90 days after the termination of the Purchaser's Service for cash or for cancellation of indebtedness incurred in purchasing the Shares.

         (f)......Accelerated  Vesting.  Unless the  applicable  Stock  Purchase
Agreement provides otherwise, any right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall lapse and all of such Shares shall become vested if (i) the Company is subject to a Change in Control and (ii) the repurchase right is not assigned to the entity that employs the Purchaser immediately after the Change m Control or to its parent or subsidiary.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

         (a)......Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b)......Number  of Shares.  Each Stock Option  Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

         (c)......Exercise  Price. Each Stock Option Agreement shall specify the
Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

         (d)......Withholding  Taxes.  As a  condition  to  the  exercise  of an
Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

         (e)......Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. An Option that is not granted to an officer of the Company, an Outside Director or a Consultant shall become exercisable at least as rapidly as set forth in the following schedule:

        Anniversary of Date                     Percentage of
          of Option Grant                    Shares Exercisable
          ---------------                    ------------------
            First                                    20%
            Second                                   40%
            Third                                    60%
            Fourth                                   80%
            Fifth                                    100%

Subject to the preceding sentence, the exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

         (f)......Accelerated Exercisability. Unless the applicable Stock Option
Agreement provides otherwise, all of an Optionee's Options shall become exercisable in fill if (i) the Company is subject to a Change in Control, (ii) such Options do not remain outstanding, (iii) such Options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options.

         (g)......Basic  Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

         (h)......Nontransferability.  No Option  shall be  transferable  by the
Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (i)......Termination  of Service  (Except by Death).  If an  Optionee's
Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

                  (i)      The expiration date determined pursuant to Subsection
        (g) above;

                  (ii) The date three months after the termination of the Optionee's Service for any reason other than Disability; or

                  (iii) The date six months after the termination of the Optionee's Service by reason of Disability.

The Optionee may exercise all or part of the Optionee's Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination).

         (j)......Leaves  of  Absence.  For  purposes of  Subsection  (i) above,
Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         (k)......Death  of Optionee.  If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

                  (i)      The expiration date determined pursuant to Subsection
     (g) above; or

                  (ii)     The date 12 months after the Optionee's death.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's death or became exercisable as a result of the death. The balance of such Options shall lapse when the Optionee dies.

         (l)......No Rights as a Shareholder. An Optionee, or a transferee of an
Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

         (m)......Modification,  Extension and Assumption of Options. Within the
limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

         (n)......Restrictions  on Transfer of Shares and Minimum  Vesting.  Any
Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Any right to repurchase an Optionee's Shares at the original Exercise Price upon termination of the Optionee's Service shall lapse at least as rapidly as the schedule set forth in Subsection (e) above. Any such repurchase right may be exercised only within 90 days after the termination of the Optionee's Service for cash or for cancellation of indebtedness incurred in purchasing the Shares.

         (o)......Accelerated   Vesting.  Unless  the  applicable  Stock  Option
Agreement provides otherwise, any right to repurchase an Optionee's Shares at the original Exercise Price upon termination of the Optionee's Service shall lapse and all of such Shares shall become Vested if (i) the Company is subject to a Change in Control and (ii) the repurchase right is not assigned to the entity that employs the Optionee immediately after the Change in Control or to its parent or subsidiary.

SECTION 7.  PAYMENT FOR SHARES.

         (a)......General  Rule. The entire  Purchase Price or Exercise Price of
Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this
Section 7.

         (b)......Surrender  of  Stock.  To  the  extent  that  a  Stock  Option
Agreement so provides, payment may be made all or in part with Shares owned by the Optionee or the Optionee's representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

         (c)......Services   Rendered.   At  the  discretion  of  the  Board  of
Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

         (d)......Promissory  Note. To the extent that a Stock Option  Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

         (e)......Exercise/Sale.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (f)......Exercise/Pledge.  To the extent that a Stock Option  Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8.  ADJUSTMENT OF SHARES.

         (a)......General.  In the  event of a  subdivision  of the  outstanding
Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

         (b)......Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionees' consent, may provide for:

                  (i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

                  (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

                  (iii) The  substitution  by the surviving  corporation  or its
         parent  of  options  with   substantially   the  same  terms  for  such
         outstanding Options; or

                  (iv) The cancellation of such outstanding Options without payment of any consideration.

         (c)......Reservation  of Rights.  Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  SECURITIES LAW REQUIREMENTS.

         (a)......General.  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

         (b)......Financial  Reports.  The  Company  each year shall  furnish to
Optionees, Purchasers and shareholders who have received Stock under the Plan its balance sheet and income statement, unless such Optionees, Purchasers or shareholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

SECTION 10.  NO RETENTION RIGHTS.

         Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11.  DURATION AND AMENDMENTS.

         (a)......Term of the Plan. The Plan, as set forth herein,  shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b)......Right  to Amend or Terminate the Plan.  The Board of Directors
may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

         (c)......Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12.  DEFINITIONS.

         (a)......"Board  of Directors" shall mean the Board of Directors of the
Company, as constituted from time to time.

         (b)......"Change in Control" shall mean:

                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (c)......"Code"  shall  mean the  Internal  Revenue  Code of  1986,  as amended.

         (d)......"Committee"  shall mean a committee of the Board of Directors, as described in Section 2(a).

         (e)......"Company"   shall  mean  Spinner  Networks   Incorporated,   a
California corporation.

         (f)......"Consultant"  shall mean an individual  who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

         (g)......"Disability"  shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

         (h)......"Employee"  shall  mean  any  individual  who is a  common-law employee of the Company, a Parent or a Subsidiary.

         (i)......"Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

         (j)......"Fair  Market  Value"  shall mean the fair  market  value of a
Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

         (k)......"ISO"  shall mean an employee incentive stock option described in Section 422(b) of the Code.

         (1)......"Nonstatutory  Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

         (m)......"Option"  shall  mean an ISO or  Nonstatutory  Option  granted under the Plan and entitling the holder to purchase Shares.

         (n)......"Optionee" shall mean an individual who holds an Option.

         (o)......"Outside  Director"  shall  mean  a  member  of the  Board  of
Directors who is not an Employee.

         (p)......"Parent"  shall mean any corporation  (other than the Company)
in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         (q)......"Plan"  shall mean this  Spinner  Networks  Incorporated  1997
Stock Plan.

         (r)......"Purchase  Price" shall mean the  consideration  for which one
Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

         (s)......"Purchaser"  shall  mean an  individual  to whom the  Board of
Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (t)......"Service" shall mean service as an Employee,  Outside Director or Consultant.
         (u)......"Share"  shall  mean  one  share  of  Stock,  as  adjusted  in accordance with Section 8 (if applicable).

         (v)......"Stock" shall mean the Common Stock of the Company.

         (w)......"Stock  Option Agreement" shall mean the agreement between the
Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

         (x)......"Stock  Purchase  Agreement" shall mean the agreement  between the Company and a Purchaser who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

         (y)......"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.


                 SPINNER NETWORKS INCORPORATED 1997 STOCK PLAN:

                            STOCK PURCHASE AGREEMENT


SECTION 1.  ACQUISITION OF SHARES.

         (a)......Transfer. On the terms and conditions set forth in the Summary of Stock Purchase and this Agreement, the Company agrees to transfer to the Purchaser the number of Shares set forth in the Summary of Stock Purchase. The transfer shall occur at the offices of the Company on the date of purchase set forth in the Summary of Stock Purchase or at such other place and time as the parties may agree.

         (b)......Consideration.  The Purchaser agrees to pay the Purchase Price set forth in the Summary of Stock Purchase for each Purchased Share. The Purchase Price is agreed to be at least 100% of the Fair Market Value of the Purchased Shares. Payment shall be made on the transfer date in cash or cash equivalents.

         (c)......Stock  Plan and Defined  Terms.  The transfer of the Purchased
Shares is subject to the Plan, a copy of which the Purchaser acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 12 of this Agreement.

SECTION 2.  RIGHT OF REPURCHASE.

         (a)......Scope  of Repurchase  Right.  All Purchased  Shares  initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Purchaser may transfer Restricted Shares
(i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares, then this Section 2 shall apply to the Transferee to the same extent as to the Purchaser.

         (b)......Condition Precedent to Exercise. The Right of Repurchase shall be exercisable only during the 60-day period next following the date when the Purchaser's Service terminates for any reason, with or without cause, including (without limitation) death or disability.

         (c)......Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Purchased Shares in accordance with the vesting schedule set forth in the Summary of Stock Purchase. The Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if (i) the Company is subject to a Change in Control and (ii) the Right of Repurchase is not assigned to the entity that employs the Purchaser immediately after the Change in Control or to its parent or subsidiary.

         (d)......Repurchase  Cost.  If  the  Company  exercises  the  Right  of
Repurchase, it shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.

         (e)......Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the 60-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

         (f)......Additional  Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

         (g)......Termination  of Rights as  Shareholder.  If the Company  makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

         (h)......Escrow.  Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Purchaser upon the Purchaser's request to the extent the Purchased Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the Purchaser's cessation of Service or (ii) the lapse of the Right of First Refusal.

SECTION 3.  RIGHT OF FIRST REFUSAL.

         (a)......Right  of First  Refusal.  In the  event  that  the  Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in such Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If the Purchaser desires to transfer Purchased Shares, the Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection (a) shall be freely assignable, in whole or in part.

         (b)......Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Purchaser may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

         (c)......Additional  Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Purchased Shares subject to this
Section 3 or into which such Purchased Shares thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Purchased Shares subject to this Section 3.

         (d)......Termination  of Right of First Refusal. Any other provision of this Section 3 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and the Purchaser shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

         (e)......Permitted  Transfers.  This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Section 3 shall apply to the Transferee to the same extent as to the Purchaser.

         (f)......Termination  of Rights as  Shareholder.  If the Company  makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Purchased Shares are to be purchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 4.  OTHER RESTRICTIONS ON TRANSFER.

         (a)......Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

                  (i) The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                  (ii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

                  (iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

                  (iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the Rules of the California Corporations Commissioner.

                  (v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

                  (vi) The Purchaser is aware that his or her investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

         (b)......Securities   Law  Restrictions.   Regardless  of  whether  the
offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

         (c)......Market  Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off') shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection
(c) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

         (d)......Rights  of the Company.  The Company  shall not be required to
(i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord, voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 5.  SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6.  NO RETENTION RIGHTS.

         Nothing in this Agreement or in the Plan shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 7.  TAX ELECTION.

         The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code
Section 83(b). Such election may be filed only within 30 days after the date of purchase set forth in the Summary of Stock Purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the purchased shares and the advantages and disadvantages of filing the code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not the company's, to file a timely election under code section 83(b), even if the purchaser requests the company or its representatives to make this filing on his or her behalf.

SECTION 8.  LEGENDS.

         Legends. All certificates evidencing Purchased Shares shall bear the following legends:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 9.  NOTICE.

         Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company.

SECTION 10.  ENTIRE AGREEMENT.

         The Summary of Stock Purchase, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 11.  CHOICE OF LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 12.  DEFINITIONS.

         (a)...."Agreement" shall mean this Stock Purchase Agreement.

         (b)...."Board  of Directors" shall mean the Board of Directors of the
Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

         (c)...."Change in Control" shall mean:

                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

         A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (d)...."Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e)...."Committee"  shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

         (f)...."Company"   shall  mean  Spinner  Networks   Incorporated,   a
California corporation.

         (g)...."Consultant"  shall mean an individual  who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

         (h)...."Employee"  shall  mean  any  individual  who is a  common-law employee of the Company, a Parent or a Subsidiary.

         (i)...."Fair  Market  Value"  shall mean the fair  market  value of a
Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

         (j)...."Outside  Director"  shall  mean  a  member  of the  Board  of
Directors who is not an Employee.

         (k)...."Parent"  shall mean any corporation  (other than the Company)
in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (l)...."Plan" shall mean the Spinner Networks Incorporated 1997 Stock
Plan, as amended.

         (m)...."Purchased  Shares"  shall  mean the Shares  purchased  by the
Purchaser pursuant to this Agreement.

         (n)...."Purchase Price" shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in the Summary of Stock Purchase.

         (o)...."Purchaser"  shall mean the individual named in the Summary of
Stock Purchase.

         (p)...."Restricted  Share"  shall  mean a  Purchased  Share  that  is subject to the Right of Repurchase.

         (q)...."Right  of First  Refusal"  shall mean the Company's  right of first refusal described in Section 3.

         (r)...."Right  of  Repurchase"  shall  mean  the  Company's  right of repurchase described in Section 2.

         (s)...."Securities  Act" shall mean the  Securities  Act of 1933,  as amended.

         (t)...."Service" shall mean service as an Employee,  Outside Director or Consultant.

         (u)...."Share"  shall  mean  one  share  of  Stock,  as  adjusted  in accordance with Section 8 of the Plan (if applicable).

         (v)...."Stock" shall mean the Common Stock of the Company.

         (w)...."Subsidiary"  shall  mean  any  corporation  (other  than  the
Company) in an unbroken chain or corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (x)...."Summary  of  Stock  Purchase"  shall  mean  the  document  so entitled to which this Agreement is attached.

         (y)...."Transferee"  shall mean any person to whom the  Purchaser has directly or indirectly transferred any Purchased Share.

         (z)...."Transfer Notice" shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.

                                    EXHIBIT I

                             SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:

         Address:

         Social Security No.:

(2) The property with respect to which the election is made is _______ shares of the common stock of Spinner Networks Incorporated.

(3)      The property was transferred on ___________, 199_.

(4)      The taxable year for which the  election is made is the  calendar  year
         199_.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a _______-year period ending on ____________ ___,
         ____.

(6) The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___ per share.

(7)      The amount paid for such property is $____ per share.

(8)      A  copy  of  this   statement   was   furnished  to  Spinner   Networks
         Incorporated, for whom taxpayer rendered the services underlying the transfer of such property.

(9)      This statement is executed on ___________ __, 199_.



Spouse (if any)                                               Taxpayer

This election must be filed with the Internal Revenue Service Center with which the Purchaser files his or her Federal income tar returns and must be filed within 30 days after the date of purchase. This filing should be made by registered or certified mail, return receipt requested The Purchaser must retain two copies of the completed form for filing with his or her Federal and state tar returns for the current tar year and an additional copy for his or her records.

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.



                  SPINNER NETWORKS INCORPORATED 1997 STOCK PLAN
                             STOCK OPTION AGREEMENT



SECTION 1. GRANT OF OPTION.

                  (a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if Section 3(b) of the Plan applies). This option is intended to be an ISO or a Nonstatutory Option, as provided in the Notice of Stock Option Grant.

                  (b) Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 14 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

                  (a) Exercisability. Subject to Subsections (b) and (c) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. Shares purchased by exercising this option may be subject to the Right of Repurchase under Section 7.

                  (b) $100,000 Limitation. If this Option is designated as an ISO in the Notice of Stock Option Grant, then the Optionee's right to exercise this option shall be deferred to the extent (and only to the extent) that this option otherwise would not be treated as an ISO by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that:

                           (i) The Optionee's right to exercise this option shall not be deferred with respect to that portion of the Shares subject to this option whose Fair Market Value as of the Date of Grant exceeds $500,000; and

                           (ii) The Optionee's right to exercise this option shall no longer be deferred in the event that (A) a Change in Control occurs, (B) this option is not assumed by the surviving corporation or its parent and (C) the surviving corporation or its parent does not substitute its own option for this option.

                  (c)  Shareholder   Approval.   Any  other  provision  of  this
Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company's shareholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

                  Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

                  (a) Notice of Exercise. The Optionee or the Optionee's representative may exercise this option by giving written notice to the Company pursuant to Section 13(c). The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option. The Optionee or the Optionee' s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

                  (b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

                  (c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

                  (a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

                  (b) Surrender of Stock. All or part of the Purchase Price may be paid by the surrender of Shares in good form for transfer. Such Shares must have a fair market value (as determined by the Board of Directors) on the date of exercise of this option which, together with any amount paid in another form permissible under this Section 5, is equal to the Purchase Price. The Optionee shall not surrender Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the option for financial reporting purposes.

                  (c) Exercise/Sale. If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

                  (d) Exercise/Pledge. If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

SECTION 6. TERM AND EXPIRATION.

                  (a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

                  (b)  Termination  of  Service   (Except  by  Death).   If  the
Optionee's Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

                           (i) The expiration date determined pursuant to Subsection (a) above;

                           (ii) The date three months after the termination of the Optionee' s Service for any reason other than Disability; or

                           (iii) The date six months  after the  termination  of
the Optionee's Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee's Service terminated. When the Optionee's Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee's Service terminated.

                  (c) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

                           (i) The expiration date determined pursuant to Subsection (a) above; or

                           (ii)     The date 12 months after the Optionee's
         death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee's death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares.

                  (d) Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

                  (e) Notice Concerning ISO Treatment. If this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or
(iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

SECTION 7. RIGHT OF REPURCHASE.

                  (a) Scope of Repurchase Right. Unless they have become vested in accordance with the Notice of Stock Option Grant and Subsection (c) below, the Shares acquired under this Agreement initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Optionee may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Optionee's spouse, children or grandchildren or to a trust established by the Optionee for the benefit of the Optionee or the Optionee's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Restricted Shares, then this Section 7 shall apply to the Transferee to the same extent as to the Optionee.

                  (b) Condition Precedent to Exercise. The Right of Repurchase shall be exercisable only during the 60-day period next following the later of:

                           (i) The date when the Optionee's Service terminates for any reason, with or without cause, including (without limitation) death or disability; or

                           (ii) The date when this option was exercised by the Optionee, the executors or administrators of the Optionee's estate or any person who has acquired this option directly from the Optionee by bequest, inheritance or beneficiary designation.

                  (c) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Shares subject to this option in accordance with the vesting schedule set forth in the Notice of Stock Option Grant. The Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if (i) the Company is subject to a Change in Control and (ii) the Right of Repurchase is not assigned to the entity that employs the Optionee immediately after the Change in Control or to its parent or subsidiary.

                  (d) Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Optionee an amount equal to the Exercise Price for each of the Restricted Shares being repurchased.

                  (e) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Optionee prior to the expiration of the 60-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Optionee the purchase price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

                  (f) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

                  (g) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 7, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

                  (h) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be
(i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Optionee upon the Optionee's request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the Optionee's cessation of Service or (ii) the lapse of the Right of First Refusal.

SECTION 8. RIGHT OF FIRST REFUSAL.

                  (a) Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection (a) shall be freely assignable, in whole or in part.

                  (b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

                  (c) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 8 or into which such Shares thereby become convertible shall immediately be subject to this Section 8. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number andlor class of the Shares subject to this Section 8.

                  (d) Termination of Right of First Refusal. Any other provision of this Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

                  (e) Permitted Transfers. This Section 8 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee's spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Section 8 shall apply to the Transferee to the same extent as to the Optionee.

                  (f) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9. LEGALITY OF INITIAL ISSUANCE.

                  No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

                  (a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof,

                  (b) Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

                  (c) Any other applicable provision of state or federal law has been satisfied.

SECTION 10. NO REGISTRATION RIGHTS.

                  The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 11. RESTRICTIONS ON TRANSFER.

                  (a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

                  (b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off') shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

                  (c) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                  (d) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                  (e) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR iN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

                  (g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 12. ADJUSTMENT OF SHARES.

                  In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 8(b) of the Plan.

SECTION 13. MISCELLANEOUS PROVISIONS.

                  (a) Rights as a Shareholder. Neither the Optionee nor the Optionee's representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee's representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

                  (b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

                  (c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

                  (d) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

                  (e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 14. DEFINITIONS.

                  (a)      "Agreement" shall mean this Stock Option Agreement.

                  (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

                  (c)      "Change in Control" shall mean:

                           (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

                           (ii) The sale,  transfer or other  disposition of all
or substantially all of the Company's assets.

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

                  (f) "Company" shall mean Spinner Networks Incorporated, a California corporation.

                  (g) "Consultant" shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

                  (h) "Date of Grant" shall mean the date specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee's Service.

                  (i)  "Disability"  shall mean that the  Optionee  is unable to
engage  in  any  substantial   gainful  activity  by  reason  of  any  medically
determinable physical or mental impairment.

                  (j) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

                  (k) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

                  (1) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

                  (m) "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

                  (n) "Nonstatutory Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

                  (o) "Notice of Stock Option Grant" shall mean the document so entitled to which this Agreement is attached.

                  (p) "Optionee" shall mean the individual named in the Notice of Stock Option Grant.

                  (q) "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

                  (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (s) "Plan" shall mean the Spinner Networks Incorporated 1997 Stock Plan, as in effect on the Date of Grant.

                  (t) "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

                  (u) "Restricted Share" shall mean a Share that is subject to the Right of Repurchase.

                  (v) "Right of First Refusal" shall mean the Company's right of first refusal described in Section 8.

                  (w) "Right of Repurchase" shall mean the Company's right of repurchase described in Section 7.

                  (x) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (y) "Service" shall mean service as an Employee, Outside Director or Consultant.

                  (z) "Share" shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

                  (aa)     "Stock" shall mean the Common Stock of the Company.

                  (bb) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (cc) "Transferee" shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

                  (dd) "Transfer Notice" shall mean the notice of a proposed transfer of Shares described in Section 8.


                  SPINNER NETWORKS INCORPORATED 1997 STOCK PLAN
                          NOTICE OF STOCK OPTION GRANT

                  You have been granted the following option to purchase Common Stock of Spinner Networks Incorporated (the "Company"):

         Name of Optionee:


         Total Number of Shares Granted:

         Type of Option:                  Incentive Stock Option
                                          Nonstatutory Option


         Exercise Price Per Share:

         Date of Grant:

         Date Exercisable:          This option may be  exercised, in whole or
                                    in part, for 100% of the Share subject to this option at any time after the Date of Grant.

         Vesting Commencement Date:

         Vesting Schedule:The Right of Repurchase shall lapse with respect to the first 25% of the Shares subject to this option upon the Optionee's completion of 12 months of Service from the Vesting Commencement Date and an additional 1/48 of the Shares on the ____________ day of each month thereafter.
         Expiration Date:



By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                      SPINNER NETWORKS
                                               INCORPORATED

__________________________                     By:  _________________________

__________________________                     Title:  _______________________